UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2006

IBF Fund Liquidating LLC
(Exact name of registrant as specified in its charter)

Delaware	333-71091*	06-1708882
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

c/o Arthur Steinberg, as ICA Trustee
Kaye Scholer LLP		10022
425 Park Avenue		(Zip Code)
New York, New York
(Address of principal executive offices)

(212) 836-8564
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

*      IBF Fund Liquidating LLC (the “Company”, “we”, us” or “our”) is the transferee of the assets and certain liabilities of IBF Collateralized Finance Corporation (“CFC”), IBF VI - Secured Lending Corporation (“SLC”) and IBF Premier Hotel Group, Inc. (“IBF Hotel”) pursuant to the First Amended Joint Liquidating Plan of Reorganization (the “Plan”) with Respect To InterBank Funding Corp. (“IBF”), SLC, CFC and IBF Hotel (collectively, the “Debtors”) that was confirmed by order of the United States Bankruptcy Court for the Southern District of New York dated August 14, 2003 and approved in all respects by order dated September 5, 2003 of the United States District Court for the Southern District of New York. On December 10, 2003, the Plan went effective with respect to CFC, SLC and IBF Hotel. Pursuant to oral no-action relief provided by the Office of Chief Counsel, Division of Corporate Finance of the Securities and Exchange Commission (the “Commission”) on August 12, 2003 (the “No-Action Relief”), the Company is submitting this Current Report under cover of Form 8-K under SLC’s former Commission file number. Pursuant to the No-Action Relief, this Current Report need not and does not comply with all of the requirements of Form 8-K and is not deemed filed pursuant to Section 13 of the Securities Exchange Act of 1934.

Item 1.01      Entry into a Material Definitive Agreement.

          On December 21, 2006, IBF Fund Liquidating LLC (the “Company”) entered into an Asset Purchase Agreement with USM Acquisition, LLC (“Buyer”) (the “Agreement”), pursuant to which the Company has agreed to sell substantially all of the assets of U.S. Mills, Inc., a Delaware corporation (“USM”) to the Buyer. The consummation of the transactions contemplated by the Agreement is subject to, among other things, approval of the proposed transaction by the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).

          In connection with the sale of USM to Sunset Brands, Inc. in November 2005, the Company made loans to, and made other financial accommodations to or for the benefit of, USM and certain of its affiliates (the “Subordinated Loans”) that were subordinated to loans and other financial accommodations made to USM and certain of its affiliates by CapitalSource Finance LLC (“CapSource”) in connection with that transaction (the “Senior Loans” and, together with the Subordinated Loans, the “Loans”). The Loans are secured by, among other things, substantially all of USM’s assets.

          On October 23, 2006, the loan documents evidencing the Senior Loans were assigned to the Company. In connection therewith, the Company and CapSource entered into an Assignment of Loan Documents, dated as of October 23, 2006 (the “Assignment Agreement”), pursuant to which such loan documents were assigned to the Company in consideration of approximately $2.9 million. The Company’s acquisition of the Senior Loans from CapSource was approved by the Bankruptcy Court by order dated October 23, 2006. The foregoing description of the Assignment Agreement does not purport to be complete and is qualified in its entirety by reference to the Assignment Agreement, which is filed as Exhibit 99.1 hereto, and is incorporated into this Current Report by reference.

          As a result of continuing defaults by USM in the repayment and performance of the Loans and other liabilities, the Company has the right under Section 9-610 of the Uniform Commercial Code as codified in the State of New York to dispose of any or all of the collateral securing the Loans.

          Accordingly, the Company entered into the Agreement with Buyer, pursuant to which the Buyer will purchase substantially all of the assets of USM for aggregate consideration consisting of $9,000,000 in cash (the “Purchase Price”), subject to adjustment as described below, and the assumption of certain liabilities specified in the Agreement.

          The Purchase Price is subject to adjustment, upward or downward, dollar-for-dollar, by the amount, if any, by which USM’s closing date working capital (as defined in the Agreement) as of the closing is greater or less than zero.

          Pursuant to the Agreement, $1,000,000 of the Purchase Price will be deposited into escrow at the closing to be held by a third-party escrow agent pursuant to the terms of an escrow agreement to be entered into by the parties to the Agreement at the closing to secure the payment of the indemnification obligations of the Company following the closing. The amount held in escrow will be retained by the escrow agent until the first anniversary of the closing, subject to any then-pending claims.

          The parties to the Agreement have made customary representations, warranties and covenants in the Agreement. Consummation of the transactions contemplated by the Agreement is subject to customary conditions, including (i) the accuracy of representations and warranties, (ii) the performance of covenants, (iii) the receipt of required approvals (including the approval of the proposed transaction by the Bankruptcy Court), (iv) the absence of any material adverse change in the business, including a material adverse change in the business’ projected or historical cash flow or profitability as the result of the completion of an audit, (v) closing date working capital exceeding zero and (vi) the execution of employment agreements by certain members of the Company’s management. In addition, the consummation of the transactions contemplated by the Agreement is subject to the Buyer’s ability to secure debt financing.

          The Agreement provides that if the closing occurs, the Company will be obligated to indemnify the Buyer and certain related parties for losses incurred in connection with (i) breaches of representations, warranties and covenants, (ii) excluded liabilities (as defined in the Agreement), (iii) taxes to the extent allocable to a period ending prior to the closing, (iv) any claim brought by or on behalf of any stockholder of USM or Sunset challenging the validity of the transactions contemplated by the Agreement, (v) products manufactured or services provided by USM prior to the closing and (vi) non-compliance with bulk sale or fraudulent transfer law. In the absence of fraud, the Company’s maximum aggregate liability under these indemnification obligations will be the $1,000,000 deposited into escrow.

          The Agreement provides that if the closing occurs, the Buyer will be obligated to indemnify the Company and certain related parties for losses incurred in connection with (i) breaches of representations, warranties and covenants, (ii) assumed liabilities (as defined in the Agreement) and (iii) Buyer’s operation of the business and use of the purchased assets (as defined in the Agreement) after the closing. In the absence of fraud, the Buyer’s maximum aggregate liability under these indemnification obligations will be $1,000,000.

Item 9.01      Financial Statements and Exhibits.

(d)	Exhibits.

The following Exhibit is filed as part of this Current Report:

99.1	Assignment of Loan Documents, dated as of October 23, 2006, between CapitalSource Finance LLC and IBF Fund Liquidating LLC

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBF FUND LIQUIDATING LLC

Date: January 3, 2006	By:	/s/ ARTHUR J. STEINBERG
Arthur J. Steinberg, ICA Trustee, as
Manager and Liquidating Agent

EXHIBIT INDEX

Exhibit No.	Description
99.1	Assignment of Loan Documents, dated as of October 23, 2006, between CapitalSource Finance LLC and IBF Fund Liquidating LLC